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                                                                    EXHIBIT i(2)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports each dated February 1, 2001 on the financial statements and financial highlights of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. Growth and Income Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, AIM V.I. New Technology Fund (formerly AIM V.I. Telecommunications and Technology Fund), and AIM V.I. Value Fund, each a series of AIM Variable Insurance Funds. Such financial statements and financial highlights are included in the Post Effective Amendment No. 21 to the Registration Statement on Form N-1A of AIM Variable Insurance Funds. We also consent to the references to our Firm in such Registration Statement.



                                          /s/ TAIT, WELLER & BAKER
                                              TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 17, 2001